EXHIBIT 99

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on August 15

Burr Ridge, Illinois – (August 8, 2006) BankFinancial Corporation (Nasdaq – BFIN) will review second quarter 2006 results in a conference call and webcast for stockholders and analysts on Tuesday, August 15, 2006 at 9:30 a.m. Central Time.

The conference call may be accessed by calling (866) 314-9013 and using participant passcode 60460691. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CDT on August 29, 2006 on our website. Copies of BankFinancial Corporation’s Second Quarter 2006 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on the evening of August 14, 2006.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At March 31, 2006, BankFinancial Corporation had total assets of $1.6 billion, total deposits of $1.1 billion and stockholders’ equity of $333 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information

Contact:	Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

	Terence C. Wise Vice President – Investor Relations BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234